Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

dated as of December 8, 2011

by and among

WAL-MART STORES, INC.,

WALTON ENTERPRISES, LLC,

each SELLING SHAREHOLDER

and

the SELLING SHAREHOLDER AGENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of December 8, 2011 (this “Agreement”), is made by and among Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), Walton Enterprises, LLC, a Delaware limited liability company (the “Shareholder”), each Selling Shareholder that agrees to be bound by the terms and conditions of this Agreement (as evidenced by such Selling Shareholder executing and delivering to the Company an Acknowledgement) and, for the limited purposes set forth herein, the Selling Shareholder Agent upon its agreement to be bound by the terms and conditions of this Agreement. Capitalized terms used in this Agreement and certain other terms used in this Agreement shall have the meanings ascribed to such terms in Annex A hereto, and this Agreement shall be subject to the principles of interpretation set forth in Annex A hereto.

RECITALS

WHEREAS, the Shareholder proposes to transfer the Shares to a Unitholder that may use the Shares to fund one or more Charities;

WHEREAS, at the request of the Shareholder and to facilitate the orderly distribution of the Shares to fund one or more Charities and to minimize the impact, if any, on and to the Company’s share repurchase program, the Company has agreed to execute and deliver this Agreement and to provide for the registration of the offer and sale of the Shares by Selling Shareholders on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Selling Shareholder acknowledges that the federal securities laws impose certain limitations on sales of securities in certain circumstances and has agreed that offers and sales of such Selling Shareholder’s Shares will occur only at certain times and in accordance with the terms, provisions and conditions in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Registration of the Registrable Shares.

(a) The Company agrees with the Shareholder that, after the date of this Agreement, the Company will prepare and, at the earliest practicable date after the date of this Agreement, file with the Commission a Registration Statement that provides for the registration of the offer and sale on a delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule under the Securities Act) of any and all of the Registrable Shares by one or more Selling Shareholders to be designated from time to time, or previously designated, by the Shareholder to the Company as provided in Section 4(a), which Registration Statement will be considered a “shelf registration statement.”

(b) If a Registration Statement that has become effective and on which any Selling Shareholder is relying to effect the offer and sale of Registrable Shares is an Automatic Shelf Registration Statement to which the provisions of Rule 415(b)(5) under the Securities Act are applicable and the third anniversary of the initial Effective Date of such Registration Statement will occur at least thirty days prior to the then scheduled Expiration Date, upon the request of the Shareholder or the Selling Shareholder Agent provided to the Company no less than thirty days nor more than sixty days prior to the third anniversary of the initial Effective Date of such Registration Statement, the Company will prepare and, at the earliest practicable date after the Company’s receipt of such request, file with the Commission a new Registration Statement that shall register the offer and sale on a delayed basis pursuant to Rule 415 under the Securities Act of the Registrable Shares in existence on the date immediately prior to the date on which the Company proposes to file such new Registration Statement by such Selling Shareholders as previously designated or to be designated by the Shareholder; provided, however, that if the Shareholder or the Selling Shareholder Agent fails to provide such notice until a later date, upon its receipt of such notice at such later date, the Company will prepare and, at the earliest practicable date after the Company’s receipt of such request, file with the Commission a new Registration Statement that shall register the offer and sale on a delayed basis pursuant to Rule 415 under the Securities Act of the Registrable Shares in existence on the date immediately prior to date on which the Company proposes to file such new Registration Statement by such Selling Shareholders as previously designated or to be designated by the Shareholder. In such circumstance, the Company will offset the total filing fee associated with such new Registration Statement with the filing fee associated with the expiring Registration Statement as and to the extent permitted by the Securities Act.

(c) Subject to the other provisions of this Agreement, each Selling Shareholder identified in a Registration Statement that is effective and on which the Selling Shareholders may rely to offer and sell Registrable Shares will have the right to make offers and sales of Registrable Shares pursuant to such Registration Statement and otherwise in compliance with the terms of this Agreement for so long as such Registration Statement remains effective.

(d) The Shareholder and each Selling Shareholder shall cease to have any rights pursuant to this Agreement (except as otherwise provided in Section 11 hereof) with respect to any Shares that have ceased to be Registrable Shares.

2. Offers and Sales of Registrable Shares.

(a) Selling Shareholders may rely on an effective Registration Statement to make offers and sales of Registrable Shares registered pursuant to such Registration Statement that are: (i) transactions of the types described in the description of the plan of distribution of the Registrable Shares contained in the Base Prospectus or in any Prospectus Supplement relating to a particular offer and sale of Registrable Shares; and (ii) consistent with and made in accordance with the terms and subject to the conditions of this Agreement; provided, however, that the Selling Shareholders, considered as a group, shall not make pursuant to all such Registration Statements, without the Company’s prior consent, which consent the Company may withhold at its sole option, for any reason or no reason whatsoever: (i) more than four Distributions in any Fiscal Year; or (ii) more than one Distribution in any single Scheduled Open Trading Window; and provided, further that the Registrable Shares proposed to be offered for sale in any Underwritten Offering shall be not less than the Minimum Underwritten Offering Amount. It is agreed that no Distribution will be initiated by or on behalf of any Selling Shareholder or group of Selling Shareholders during any Blackout Period.

(b) Each Selling Shareholder shall use its commercially reasonable efforts to ensure that, and shall use its commercially reasonable efforts to have each Broker-Dealer and Underwriter participating in any Distribution of Registrable Shares beneficially owned by such Selling Shareholder complete its participation (including any sales of Registrable Shares being made by it) in such Distribution so that, without the Company’s prior consent, which consent the Company may withhold at its sole option, for any reason or no reason whatsoever: (i) the Distribution Period of any Distribution that such Selling Shareholder is making has a duration that does not exceed the number of Distribution Target Days; and (ii) the Distributions made by the Selling Shareholders, considered as a group, in any Fiscal Year have Distribution Periods that, in the aggregate, contain a number of Trading Days that does not exceed the Aggregate Target Distribution Days for such Fiscal Year. A Selling Shareholder or a group of Selling Shareholders shall not commence a Distribution in any Fiscal Year if: (i) the number of consecutive Trading Days in the Distribution Period of such Distribution could reasonably be expected to exceed the Distribution Target Days; or (ii) the sum of (A) the number of Trading Days that could reasonably be expected to be in the Distribution Period of such Distribution plus (B) the aggregate of the number of Trading Days in the Distribution Periods for all other Distributions previously made during such Fiscal Year or then being made by the Selling Shareholders, considered as a group, during such Fiscal Year would exceed the Aggregate Target Distribution Days for such Fiscal Year. In no event shall any Distribution be commenced unless the Selling Shareholder or Selling Shareholders that beneficially own the Registrable Shares to be offered in such Distribution reasonably believe, after consultation with the Broker-Dealers or Underwriters expected by such Selling Shareholder or Selling Shareholder to participate in such Distribution, that such Distribution will be completed prior to the commencement of the next Scheduled Blackout Period. If in any Fiscal Year the aggregate number of Trading Days in the Distributions Periods for all Distributions made in such Fiscal Year exceeds the Aggregate Target Distribution Days for such Fiscal Year, the Aggregate Target Distribution Days for the next consecutively following Fiscal Years shall be reduced (without duplication) by the number of Trading Days by which the aggregate number of Trading Days in the Distribution Periods of all Distributions actually made in the preceding Fiscal Year exceeded the Aggregate Target Distribution Days for such preceding Fiscal Year, with the reduction in the Aggregate Target Distribution Days being made seriatim over the next consecutively following Fiscal Years and with the Aggregate Target Distribution Days for the next occurring Fiscal Year being first reduced.

3. Facilitation of Rule 144 Sales. The Company acknowledges that, subject to the provisions of Section 8, Selling Shareholders may sell Registrable Shares pursuant to Rule 144 under the Securities Act without reliance on an effective Registration Statement to the extent that such sales of Registrable Shares meet the applicable conditions set forth in Rule 144 under the Securities Act. The Company covenants that, from the date of this Agreement to the Expiration Date, it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required otherwise to file such reports, it will, upon the request of the Shareholder or any Selling Shareholder, make publicly available other information so long as necessary to permit sales of Registrable Shares under Rule 144 under the Securities Act), and it will take such further action as the Shareholder or any Selling Shareholder may reasonably request, all to the extent required from time to time to enable any Selling Shareholder to sell Registrable Shares without registration under the Securities Act pursuant to and within the limitations set forth in: (i) Rule 144 under the Securities Act, as Rule 144 may be amended from time to time; or (ii) any similar rule or regulation hereafter adopted by the Commission; provided, however, that the Company shall not be required to make any filing with the Commission or otherwise make any public disclosure of material information concerning the Company during any Blackout Period if the Company determines that making such a filing or public disclosure would not be in the best interest of the Company (which determination by the Company shall be conclusive). Upon the request of any Selling Shareholder, the Company will deliver to such Selling Shareholder a written statement as to whether it has complied with the requirements of this Section 3.

4. Designation of Selling Shareholders and Appointment of a Selling Shareholder Agent; Notices to the Selling Shareholder Agent; Report on Registrable Share Holdings.

(a) The Shareholder may, from time to time, designate one or more Holders to be Selling Shareholders by giving to the Company a Selling Shareholder Designation designating such Holder or Holders as a Selling Shareholder or Selling Shareholders. A Holder may not be identified as a selling shareholder in a Registration Statement, in any Post-Effective Amendment, any Prospectus or any report filed by the Company under the Exchange Act or otherwise, and no Holder will be entitled to rely on a Registration Statement or use any Prospectus to make any offer or sale of Registrable Shares, unless such Holder shall have first completed, executed and delivered to the Company an Acknowledgement.

(b) Upon the initial designation of any Selling Shareholder, the Selling Shareholder or Selling Shareholders designated at that time shall appoint a Person to act for those Selling Shareholders and all other Selling Shareholders as provided for herein, including to receive the notices to be provided by the Company hereunder and to take the actions to be taken by the Person referred to herein as the “Selling Shareholder Agent” and shall promptly notify the Company of such appointment, specifying in such notice the name, address and other contact information of the Person so appointed, as well as, if such Person is not an individual, an individual contact within the Person so appointed with the authority to receive notices provided hereunder. If such a Person is not appointed by a Selling Shareholder or Selling Shareholders as contemplated above within five Business Days after the initial designation of any Selling Shareholder, the Shareholder shall be deemed the Selling Shareholder Agent hereunder until a replacement Selling Shareholder Agent is appointed as provided below. The Selling Shareholders as of any date of determination shall be entitled, by their mutual agreement, to appoint a replacement Selling Shareholder Agent. The appointment of the initial or a replacement Selling Shareholder Agent by the Selling Shareholders shall be effective upon: (i) the receipt by the Company of a notice from the Shareholder or the Selling Shareholders notifying the Company of such appointment and containing the information specified above relating to the Selling Shareholder Agent; and (ii) the Person so appointed agreeing in writing for the benefit of the Company to be bound by the terms of this Agreement expressly applicable to the Selling Shareholder Agent and to perform any and all obligations of the Selling Shareholder Agent hereunder, which agreement shall be in form and substance reasonably acceptable to the Company.

(c) The Company shall be entitled to give any notice, whether or not such notice is required to be given by the Company hereunder, to the Selling Shareholder Agent and the giving of such notice to the Selling Shareholder Agent shall be deemed to be receipt by each

Selling Shareholder of such notice at the time the Company gives such notice to the Selling Shareholder Agent. The Company may provide copies of any such notice to the Selling Shareholders directly, but shall have no obligation to the Shareholder, any Holder or any Selling Shareholder to do so and no custom or practice with respect to the Company’s provision to one or more of the Selling Shareholders of copies of the Company’s notices to the Selling Shareholder Agent shall give rise to any such obligation.

(d) The Company shall give to the Selling Shareholder Agent a notice identifying each Broker-Dealer that will advise the Company regarding, act as the Company’s broker or agent in, or otherwise assist the Company in effecting, the Company’s purchases of shares of Common Stock pursuant to the Company’s share repurchase program during each particular Scheduled Open Trading Window or Scheduled Blackout Period, which notice the Company shall give to the Selling Shareholder Agent at least two Trading Days prior to the first day of such Scheduled Open Trading Window or Scheduled Blackout Period.

(e) The Selling Shareholder Agent shall use its commercially reasonable efforts to provide to the Company within 30 days of the end of each six month period commencing on February 1 and August 1 of each Fiscal Year a report showing the number of Registrable Shares beneficially owned by each Selling Shareholder as of the end of such period and shall provide to the Company at such times as the Company may reasonably request a report showing the number of Registrable Shares beneficially owned by each Selling Shareholder at a date not more than 30 days prior to the date of such report. Any such report may be based on information provided to the Selling Shareholder Agent by the Selling Shareholders that the Selling Shareholder Agent reasonably believes to be accurate and complete.

5. Notices Given by the Selling Shareholders. In addition to any other notices to be given by a Selling Shareholder as contemplated by this Agreement, each Selling Shareholder shall give to the Company:

(a) promptly after making any sale of Registrable Shares in reliance on a Registration Statement with respect to which no Prospectus Supplement (other than a previously provided Prospectus Supplement) must be delivered, a notice of such sale, which notice shall identify the Selling Shareholder making such sale and state the number of Registrable Shares sold, the method of offer and sale and the date of such sale;

(b) at least three Trading Days’ prior notice of such Selling Shareholder’s proposed commencement of any offer or sale of Registrable Shares in connection with which a Prospectus Supplement (other than a previously provided Prospectus Supplement) must be delivered (other than a Distribution or Underwritten Offering), which notice shall identify the Selling Shareholder and state: (A) the number of Registrable Shares proposed or anticipated to be offered and sold; (B) the proposed method of offering and sale; (C) the proposed or anticipated dates of the commencement of such offer, of the determination or agreement of the price at which such sale will be made, and of the contract or contracts of sale and of settlement of any sale; (D) the name of each Broker-Dealer to be involved in the proposed offer and sale, and a statement as to whether such Broker-Dealer will act as a broker or agent for the Selling Shareholder or as a principal in connection with such offer and sale of Registrable Shares; and (E) any information that the Selling Shareholder has determined should be included in the Prospectus Supplement to be delivered in connection with such offer and sale; and

(c) at least five Trading Days’ prior notice of the proposed commencement of any Distribution or any Underwritten Offering, which notice shall identify each Selling Shareholder proposing to make such offer and sale of Registrable Shares and state: (A) the maximum aggregate number of Registrable Shares proposed or anticipated to be offered and sold, as well as the maximum number of Registrable Shares proposed to be offered and sold by each such Selling Shareholder; (B) the proposed method of offering and sale, including the identity of any jurisdictions other than the United States in which Registrable Shares are anticipated to be offered or sold; (C) the nature of the requested involvement or participation of the Company in such offer and sale, and, if such notice is with respect to any Underwritten Offering, a request that the Company be involved or participate in that Underwritten Offering in the manner described; (D) the proposed or anticipated dates of (i) the commencement of such offer and sale, (ii) any anticipated marketing or selling efforts in connection with such offer and sale, and (iii) the determination of the price at which the Registrable Shares to be included in such offer and sale will be sold; (E) the name of each prospective Broker-Dealer proposed to assist the Selling Shareholder or Selling Shareholders in effecting the Distribution or Underwritten Offering, including, if an Underwritten Offering, the name of each prospective Underwriter with which such Selling Shareholder or Selling Shareholders have discussed or propose to discuss such proposed Underwritten Offering; (F) the anticipated marketing efforts, including any road show, with respect to such offer and sale; and (G) a description of any Post-Effective Amendment, Prospectus Supplement, Issuer Free Writing Prospectus or other offering materials proposed or required in connection with such offer and sale and any information that the Selling Shareholder has determined should be included in any such Post-Effective Amendment, Prospectus Supplement, Issuer Free Writing Prospectus or other offering materials relating to such offer and sale; provided that for purposes of this Agreement, a Distribution or Underwritten Offering shall be deemed to commence on the first to occur of: (x) any marketing activities with respect to Registrable Shares to be offered in such Distribution or Underwritten Offering; and (y) any discussions between any prospective Broker-Dealer or, in the case of an Underwritten Offering, any prospective Underwriter with any customer or other potential purchaser to seek indications of interest as to, or solicit offers to purchase, any of the Registrable Shares to be offered and sold. If any additional Selling Shareholder proposes to include its Registrable Shares in any offer and sale as to which a notice pursuant to this Section 5(c) has previously been given to the Company, the participating Selling Shareholders shall promptly provide the Company with a notice updating the information in the most recent previous notice given to the Company pursuant to this Section 5(c) regarding such offer and sale to reflect the inclusion of such additional Selling Shareholder’s Registrable Shares therein; and

(d) immediately after the completion of any Distribution in which such Selling Shareholder is offering and selling Registrable Shares, a notice that such Distribution has been completed for purposes of Regulation M (which determination shall be based on advice of counsel, after consultation with all Broker-Dealers and Underwriters involved in such Distribution).

6. Underwritten Offerings of Registrable Shares.

(a) The Company agrees that, during the period commencing on the date on which the first Registration Statement filed in accordance with this Agreement first becomes or is declared effective and ending on the Expiration Date, upon delivery to the Company of an

Underwritten Offering Request as contemplated by Section 5(c), the Company will assist the Selling Shareholder or Selling Shareholders in effecting an Underwritten Offering to be made in reliance on a Registration Statement that is then effective and that is otherwise permitted to be made under the terms of this Agreement, including the provisions of Section 2, and reasonably cooperate with the Selling Shareholder or Selling Shareholders participating in, and any Underwriters to effect, such Underwritten Offering as promptly as practicable after the receipt by the Company of such Underwritten Offering Request.

(b) The Company agrees to prepare and, as necessary or required to comply with the Securities Act, to file with the Commission such supplements to the then effective Registration Statement or the Base Prospectus that is a part thereof, such Issuer Free Writing Prospectuses and such Post-Effective Amendments as the Company may determine to be necessary, desirable or appropriate in connection with the Underwritten Offering as requested by the Selling Shareholder or Selling Shareholders or the managing Underwriter or managing Underwriters and that are reasonably acceptable to the Company or as otherwise required by the Securities Act or as may be necessary to keep such Registration Statement effective during the pendency of the Underwritten Offering and the related prospectus delivery period.

(c) The Selling Shareholder or Selling Shareholders proposing to make an Underwritten Offering shall have the right to select the managing Underwriter or Underwriters to administer such Underwritten Offering; provided, however, that the Selling Shareholder or Selling Shareholders shall not select any Broker-Dealer to be an Underwriter in connection with any Underwritten Offering of Registrable Shares if the Company reasonably determines, upon advice of counsel, that the participation of such Broker-Dealer in such Underwritten Offering could reasonably be expected to result in a violation of the anti-manipulation provisions of the Exchange Act, including Regulation M, or any state securities or “blue sky” law. The Company will notify the Selling Shareholder Agent if the Company determines that a Broker-Dealer identified as a prospective Underwriter by the Selling Shareholder or Selling Shareholders in a notice given pursuant to this Section 6(c) would not be permitted to serve as an Underwriter for the reason set forth in the proviso in the first sentence of this Section 6(c).

(d) In connection with an Underwritten Offering, the Company and the Selling Shareholders agree to enter into a written agreement with the Underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriters and seasoned issuers of equity securities and other customary agreements and documents required under the terms of such underwriting arrangements (including questionnaires, powers of attorney and custody agreements), subject to the remaining provisions of this Section 6; provided, however, that, notwithstanding anything herein to the contrary, the Company shall not be obligated to enter into any agreement with any Underwriter that would obligate or require the Company to deliver to any Underwriter any “lock-up” or similar agreement of any officer, director or shareholder of the Company.

(e) In connection with any such Underwritten Offering, any Selling Shareholder may reasonably require in any underwriting agreement that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Underwriters that are parties thereto shall also be made to and for the benefit of the Selling Shareholders (except to the extent any such provision contradicts the terms of this Agreement) and that any or all of the conditions precedent to the obligations of such Underwriters (except conditions precedent the satisfaction of which is within the control of such Selling Shareholder) under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Shareholder. No such Selling Shareholder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Shareholder, such Selling Shareholder’s Registrable Shares and such Selling Shareholder’s intended method of distribution.

(f) The Selling Shareholders making or joining in an Underwritten Offering Request and holding a majority of the Registrable Shares proposed to be included in the Underwritten Offering to which such Underwritten Offering Request relates may rescind such Underwritten Offering Request at any time and any Selling Shareholder joining in any Underwritten Offering Request may request the removal of any Registrable Shares held by such Selling Shareholder from such Underwritten Offering Request at any time; provided, however, that, unless the Company otherwise consents, an Underwritten Offering Request must be rescinded if a request for removal of Registrable Shares from such Underwritten Offering Request would otherwise result in less than the Minimum Underwritten Offering Amount being included in the Underwritten Offering.

7. Suspension of Use of Registration Statement; Holdback Period.

(a) Notwithstanding anything to the contrary set forth herein, each Selling Shareholder shall promptly suspend and discontinue the use of, and shall not make any use of, a Registration Statement or Prospectus in connection with or to make any distribution, offer or sale of Registrable Shares during any Blackout Period or after the receipt by the Selling Shareholder Agent of any notice of the type contemplated by Section 9(b)(viii) or 9(b)(ix), and, except as contemplated by Section 9(b)(viii) or as necessary to discharge its obligations under Section 9(b)(ix), the Company shall have no obligation hereunder to prepare or file any Post-Effective Amendment, any supplement to a Registration Statement or Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus or any report or other document under the Securities Act or the Exchange Act during any Blackout Period until: (i) in the case of such a suspension occurring as a result of the commencement of a Scheduled Blackout Period, the commencement of the next following Scheduled Open Trading Window; (ii) in the case of such a suspension occurring as a result of the giving of a Blackout Notice by the Company to the Selling Shareholder Agent, the giving of a Blackout Termination Notice by the Company to the Selling Shareholder Agent; (iii) in the case of such a suspension occurring as a result of the receipt by the Selling Shareholder Agent of a notice of the type contemplated by Section 9(b)(viii), the delivery by the Company to the Selling Shareholder Agent subsequent to such notice being given of a supplemented or amended Prospectus or of a notice that an appropriate report under the Exchange Act has been filed by the Company with the Commission, in either case, as contemplated by Section 9(b)(viii); or (iv) in the case of such a suspension occurring as a result of the receipt by the Selling Shareholder Agent of a notice of the type contemplated by Section 9(b)(ix), the giving of a notice by the Company to the Selling Shareholder Agent that the Commission’s stop order or a suspension of the qualification of Registrable Shares for offer or sale resulting in the giving of the notice commencing such suspension has been terminated or was not issued or imposed after commencement of proceedings in connection therewith;

provided, however, that the foregoing provision shall not apply to any action expressly required in the circumstances to be taken by such Selling Shareholder or the Company during the continuation of an Underwritten Offering by the terms of an underwriting agreement relating to such Underwritten Offering to which such Selling Shareholder and the Company are parties and, in the case of such provision applying with respect to a Blackout Period, such underwriting agreement was entered into by such parties: (i) in the case of an Unscheduled Blackout Period, prior to the time the Blackout Notice with respect to such Unscheduled Blackout Period was given by the Company to the Selling Shareholder Agent; or (ii) in the case of a Scheduled Blackout Period, at least seven Trading Days prior to the commencement of such Scheduled Blackout Period. If the Selling Shareholders are effectively precluded from conducting an Underwritten Offering during any Scheduled Open Trading Window as a result of one or more Unscheduled Blackout Periods occurring during such Scheduled Open Trading Window, the aggregate number of Distributions that may be conducted in the next subsequent Scheduled Open Trading Window as set forth in Section 2(a) shall be increased by one. If the Company determines, at any time, that a material development relating to the business, business operations, assets, liabilities, prospects, financial condition, results of operations or cash flows of the Company, including a material financing, acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, has occurred or exists that has not been disclosed to the general public and that under such circumstances it is in the best interest of the Company to suspend use of any Registration Statement and Prospectus for offers and sales of Registrable Shares, the Company may give the Selling Shareholder Agent a notice that an Unscheduled Blackout Period has commenced. At such time following the giving by the Company of a Blackout Notice to the Selling Shareholder Agent that the Company has determined that the Selling Shareholders may resume use of the then effective Registration Statement and the Prospectus that is part thereof for offers and sales of Registrable Shares, the Company shall as promptly as practicable give the Selling Shareholder Agent a notice that the Selling Shareholders may resume use of such Registration Statement and Prospectus to make offers and sales of Registrable Shares in accordance with the provisions of this Agreement. The Company shall use its commercially reasonable efforts to limit Unscheduled Blackout Periods occurring as a result of a determination of the Company that compliance with the obligations of the Company would significantly impede, delay or otherwise interfere with a material financing, acquisition, disposition, corporate reorganization or other similar material transaction involving the Company to an aggregate of not more than 30 days in any 180-day period or 60 days in any Fiscal Year.

(b) If required by the Company in any Blackout Notice given to the Selling Shareholder Agent, each Selling Shareholder shall deliver to the Company all copies, other than permanent file copies then in such Selling Shareholder’s possession, of all Offering Documents covering such Registrable Shares that are current at the time of the Selling Shareholder Agent’s receipt of such notice.

(c) If the Company proposes to make a public offering of shares of Common Stock for its own account (other than securities issuable pursuant to an employee stock option, stock incentive, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type described in Rule 145(a) under the Securities Act), and the Company gives the Selling Shareholder Agent notice that a public sale or distribution of Registrable Shares would adversely affect the Company’s offering of Common Stock or, in the case of an underwritten offering by the Company of shares of Common Stock for its account, the managing underwriter or underwriters of such offering advise the Company in writing (in which case the Company shall notify the Selling Shareholder Agent) that a public sale or distribution of Registrable Shares would adversely impact such offering, then each Selling Shareholder shall, to the extent not inconsistent with Applicable Law, refrain from effecting any public distribution, offer or sale of Registrable Shares during a period commencing upon the notice by the Company to the Selling Shareholder Agent of such proposed offering by the Company for its own account and ending on the earliest of: (i) 45 days after the date of the final prospectus with respect to such offering or such lesser number of days as the Company is subject to a lock-up arrangement in connection with such offering, (ii) the date on which the Company abandons such offering, of which abandonment the Company shall give the Selling Shareholders Agent notice promptly after determining to abandon such offering, and (iii) 30 days after the date the Selling Shareholder Agent receives the notice of a proposed public offering of Common Stock by the Company, as contemplated by this Section 7(c), if the Company has not filed a preliminary prospectus or otherwise commenced marketing efforts for such public offering on or before such date.

8. Covenants of Selling Shareholders regarding Offers and Sales of Registrable Shares. Notwithstanding anything to contrary set forth herein, by executing the Acknowledgement, each Selling Shareholder agrees that it shall:

(a) except to the extent expressly contemplated by the proviso to the first sentence of Section 7(a), not make any distribution, offer or sale of any Registrable Shares, write or sell any option on any shares of Common Stock or enter into any derivative transactions with respect to any shares of Common Stock, in each case, in reliance on any Registration Statement (including in any Underwritten Offering), directly or through any broker, agent, representative or otherwise (whether pursuant to a Rule 10b5-1 Plan or otherwise) during any Blackout Period, and if such Selling Shareholder is an Affiliate of the Company, not make any other distribution, offer or sale of Registrable Shares during any Blackout Period, whether in reliance on a Registration Statement, in compliance with Rule 144 or otherwise;

(b) not initiate or make any proposed offer or sale of Registrable Shares if the Company gives the Selling Shareholder Agent notice that it has determined, upon the advice of counsel, that such offer and sale of Registrable Shares by the Selling Shareholder would not be permitted by this Agreement or would result in a violation of Applicable Law by the Company;

(c) not use any prospectus (as defined in the Securities Act), Free Writing Prospectus or document (other than the then current Offering Documents or any trade ticket, sales confirmation or other ordinary brokerage documentation necessary to document the sale of Registrable Shares) to make any offer or sale of Registrable Shares or provide any other information relating to the Company or the Registrable Shares to any Person in connection with any offer or sale of Registrable Shares other than the information contained in the then current Offering Documents (or pricing-related information) unless the Selling Shareholder has provided to the Company at least two Trading Days in advance of the date on which those materials or such other information is first, or is first proposed to be, used or provided a copy of any such materials or such other information proposed to be used or provided and the Company has not reasonably objected to the use or provision of such materials or information during such two Trading Day period;

(d) provide in any Rule 10b5-1 Plan entered into by the Selling Shareholder that no offers or sales of any Registrable Shares that would constitute a Distribution will be made pursuant to such Rule 10b5-1 Plan in any period during the term of this Agreement in which the Company is repurchasing shares of Common Stock in the open market, and the Selling Shareholder shall provide to the Company a copy of any Rule 10b5-1 Plan proposed to be entered into by the Selling Shareholder for the Company’s review a reasonable period in advance of the Selling Shareholder’s adoption of such Rule 10b5-1 Plan; and

(e) not engage any Broker-Dealer identified in a notice given to the Selling Shareholder Agent by the Company pursuant to Section 4(d) (or any Affiliate of any such Broker-Dealer) in any capacity to assist such Selling Shareholder in effecting, otherwise to act for such Selling Shareholder in connection with, or otherwise to be engaged in connection with any Distribution (other than an Underwritten Offering) of Registrable Shares by such Selling Shareholder to occur in the Scheduled Open Trading Window or the Scheduled Blackout Period to which such notice relates.

It is understood and agreed that a Selling Shareholder may take any action otherwise prohibited in this Section 8 without breaching its obligations under this Agreement if the Selling Shareholder does so with the prior consent of the Company, which consent the Company may withhold at its option, for any reason or no reason whatsoever.

9. Registration Procedures.

(a) Subject to the provisions of Section 7(a):

(i)	if, at the time that it is required hereunder to file any Registration Statement or any Post-Effective Amendment, the Company is a WKSI and is eligible to use Form S-3 to register under the Securities Act the offer and sale of the Registrable Shares by selling shareholders on a delayed basis pursuant to Rule 415 under the Securities Act, the Company will prepare the registration statement on Form S-3 for the offer and sale of Registrable Shares by Selling Shareholders on a delayed basis pursuant to Rule 415 under the Securities Act and file the Registration Statement and, so long as the Company remains eligible to do so, each Post-Effective Amendment thereto as an Automatic Shelf Registration Statement;

(1)	the number of Registrable Shares to be offered and sold in reliance on the Registration Statement filed as an Automatic Shelf Registration Statement will be shown on the front cover of the Registration Statement and the registration fee with respect to such Registration Statement shall be paid in full at the time of the filing of such Registration Statement and not deferred as permitted by Rule 456 under the Securities Act; and

(2)

to the extent permitted by the Securities Act, including General Instruction II.G. of Form S-3 and the Commission’s interpretations thereof, if, upon the initial filing of a Registration Statement and at its initial Effective Date, no Selling Shareholder has been designated to the Company in accordance with Section 4(a), no Selling Shareholder will be identified in the Registration Statement first filed in accordance with this Agreement at the time it is first filed with the Commission or in the Base Prospectus that is a part of such Registration Statement at such time. The Company and the Shareholder agree that, in connection with any offer or sale of any Registrable Shares by any Selling Shareholder that, under the Securities Act, is not required to be identified in a Registration Statement at such Registration Statement’s initial Effective Date, the Company will identify each previously unidentified Selling Shareholder and provide such other information regarding such Selling Shareholder, the Registrable Shares owned by such Selling Shareholder, and any offer or sale of such Registrable Shares proposed to be made as is required to be included in the Registration Statement in a prospectus filed with the Commission pursuant to Rule 424(b)(7) of the Securities Act, a Post-Effective Amendment, a current or periodic report of the Company filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Registration Statement and the Prospectus that is part of that Registration Statement (and identified in a prospectus filed, as required by Rule 430B under the Securities Act, under Rule 424(b)(7) under the Securities Act) or as is otherwise necessary to comply fully with the requirements of the Securities Act;

(ii)	if the Company is not a WKSI at any time it is required hereunder to file any Registration Statement or a Post-Effective Amendment thereto, but then remains eligible to use Form S-3 to register the offer and sale of the Registrable Shares by selling shareholders on a delayed basis under Rule 415 under the Securities Act, the Company will prepare and file the Registration Statement as a shelf registration statement on a Form S-3 for the offer and sale of the Registrable Shares by the Selling Shareholders on a delayed basis under Rule 415 under the Securities Act;

(1)	if any Holder has not been previously designated as a Selling Shareholder at the time such Registration Statement is to be filed with the Commission and the Shareholder or the Selling Shareholder Agent shall notify the Company prior to the filing of such Registration Statement that the Shareholder intends to designate such Holder as a Selling Shareholder, the Company will disclose such Holder as a selling shareholder in such Registration Statement unless the Securities Act shall then permit selling shareholders to be designated by a Post-Effective Amendment or supplement to such Registration Statement or the Base Prospectus at a later date, in which case the Company shall: (A) at the request of the Shareholder or the Selling Shareholder Agent, prepare such Registration Statement in a manner that contemplates the identification of additional selling shareholders at a future date; and (B) if the Shareholder designates a Holder as a Selling Shareholder in accordance with Section 4(a) at a time after such Registration Statement has become effective or has been declared effective by the Commission, prepare and file with the Commission as promptly as practicable after the Company receives the applicable Selling Shareholder Designation, a Post-Effective Amendment, a supplement to the Base Prospectus or other document as required or permitted under the Securities Act to identify such Holder as a Selling Shareholder and to provide such other information regarding such Selling Shareholder, the Registrable Shares beneficially owned by it and its proposed offer and sale of such Registrable Shares as shall be required under the Securities Act to be included in the Registration Statement then effective, as well as any other information as the Company may reasonably determine is required to or is appropriate to be included therein to ensure compliance with the Securities Act and the Exchange Act;

(iii)	if, for any reason, the Company is ineligible to use Form S-3 to register the offer and sale of Registrable Shares by the Selling Shareholders at any time at which the Company is required to file a Registration Statement hereunder, the Company will prepare and file such Registration Statement as a registration statement on Form S-1 or such other similar long-form registration statement as is available to the Company under the Securities Act for the registration of offers and sales of Registrable Shares by selling shareholders on a delayed basis under Rule 415 or other rule under the Securities Act;

(iv)	if the Company determines at any time prior to the Expiration Date that, under the Securities Act and the interpretations thereof by the Commission, the Selling Shareholders may no longer rely on the most recently effective Registration Statement to offer and sell Registrable Shares, the Company will promptly notify the Selling Shareholder Agent of such determination, and at the request of the Selling Shareholder Agent, the Company will prepare and file with the Commission either: (i) in accordance with this Section 9(a), a new Registration Statement that will register the offer and sale by each Selling Shareholder of Registrable Shares beneficially owned by Selling Shareholders on the Business Day immediately prior to date on which the Company proposes to file such Registration Statement; or (ii) such Post-Effective Amendment to the then effective Registration Statement as is necessary to enable the Selling Shareholders to rely on the Registration Statement and use the Prospectus to make offers and sales of the Registrable Shares in compliance with the Securities Act; and

(v)	the Company shall use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) prior to the Expiration Date, and if, at any time when the Company is required to re-evaluate its status as a WKSI, the Company determines that it is not a WKSI and must refile or amend the then effective Registration Statement that is an Automatic Shelf Registration Statement, the Company shall use its commercially reasonable efforts to refile or amend such Registration Statement as a Form S-3 that is not an Automatic Shelf Registration Statement as contemplated in Section 9(a)(ii) or, if the Company is not then eligible to use Form S-3 to register offers and sales of its securities by selling securities holders, shall use its commercially reasonable efforts to refile or amend such Registration Statement as a long-form registration statement as contemplated in Section 9(a)(iii).

(b) Subject to the provisions of Section 7(a), the Company will, as promptly as reasonably practicable:

(i)

before filing with the Commission a Registration Statement, any supplement or amendment thereto, any supplement to a Base Prospectus, any Issuer Free Writing Prospectus or any report under the Exchange Act, which report relates to the identification of a Selling Shareholder as a selling shareholder under the then current Registration Statement: (i) provide to the Selling Shareholder Agent, all Selling Shareholders then designated as such under Section 4(a) and one Designated Counsel, and, if the documents to be filed with the Commission relate to an Underwritten Offering, to the managing Underwriter or Underwriters with respect to such Underwritten Offering and its or their counsel, draft copies of all such documents proposed to be so filed, which documents shall be furnished as far in advance of filing as is practicable in the circumstances and which documents will be subject to the reasonable review of the Persons to which such documents are so provided; and (ii) not include in any such document, any information concerning or relating to any Selling Shareholder to which such Selling Shareholder shall reasonably object (unless the Company determines, upon the advice of counsel, that the inclusion of such information is required by Applicable Law or the regulations of any national securities exchange to which the Company may be subject);

(ii)	furnish to each Selling Shareholder and each Underwriter, if any, in connection with any offer and sale of Registrable Shares to be made in accordance with this Agreement, such number of copies of the Registration Statement then in effect, each amendment and supplement thereto (in each case including all exhibits), the Base Prospectus that is a part of such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act and the Prospectus Supplement relating to such particular offer and sale of Registrable Shares and each Issuer Free Writing Prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and Underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Shareholder (the Company hereby consenting to the use in accordance with all Applicable Laws of each such Registration Statement (or amendment or Post-Effective Amendment thereto) and each such Base Prospectus (or preliminary prospectus or supplement thereto), Prospectus Supplement and Issuer Free Writing Prospectus by each such Selling Shareholder and the Underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such Registration Statement or Base Prospectus);

(iii)	use its commercially reasonable efforts: (A) to cause any Registration Statement that the Company is required to file with the Commission pursuant to this Agreement and that the Company is not permitted or eligible to file as an Automatic Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof; (B) to keep each Registration Statement effective for the maximum period permitted under the Securities Act and the Commission’s interpretations thereof; (C) to obtain the withdrawal of any stop orders imposed by the Commission with respect to such Registration Statement; and (D) to supplement, or to make Post-Effective Amendments to, any Registration Statement as may be necessary to keep such Registration Statement effective from the initial Effective Date of such Registration Statement for so long as such Registration Statement may generally be relied on under the Securities Act to offer and sell Registrable Shares if properly amended, supplemented and updated, including, as to each of clauses (A) through (D) above, (I) to respond to any comments of the Commission thereon, (II) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions applicable to such registration form, (III) as may be required by the Securities Act, (IV) as may be required in connection with any Underwritten Offering to be made as contemplated by this Agreement, and (V) as may be requested by any Selling Shareholders or any Underwriter for any Selling Shareholder in connection with an Underwritten Offering and that is reasonably acceptable to the Company;

(iv)	use its commercially reasonable efforts to cause each Registration Statement and any amendment thereto, any Prospectus, and any amendment or supplement thereto: (A) to comply in all material respects with the applicable requirements of the Securities Act; and (B) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

(v)	use its commercially reasonable efforts to register or qualify such Registrable Shares under state securities or “blue sky” laws of such jurisdictions as the Selling Shareholders reasonably request and do any and all other acts and things as may be reasonably necessary or advisable to enable the Selling Shareholders to facilitate the disposition of such Registrable Shares in such jurisdictions; provided, however, that the Company shall not be required to register or qualify any Registrable Shares in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to any unreasonable burden or expense; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Shares in connection therewith) in any such jurisdiction;

(vi)	if requested by a Selling Shareholder, promptly prepare and file with the Commission a supplement to the Base Prospectus or Post-Effective Amendment including such information as such Selling Shareholder reasonably specifies should be included therein with respect to such Selling Shareholder, including, without limitation, information relating to the planned distribution, offer or sale of Registrable Shares held by such Selling Shareholder, the number of Registrable Shares being sold by such Selling Shareholder, the name and description of such Selling Shareholder, the offering price of such Registrable Shares and any discount, commission or other compensation payable in respect of the Registrable Shares being sold, the purchase price being paid therefor to such Selling Shareholder and information with respect to any other terms of the offering of the Registrable Shares to be sold, as well as any information as the Company may reasonably determine is required to or is appropriate to be included therein to ensure compliance with the Securities Act and the Exchange Act;

(vii)	prepare and file with the Commission any required filings under Rule 424, 430A, 430B or 430C under the Securities Act or any required supplements to the Base Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to any disposition of Registrable Shares covered by such Registration Statement;

(viii)	promptly notify the Selling Shareholder Agent, as well as any managing Underwriters with respect to any Underwritten Offering, at any time when a prospectus relating to Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the Base Prospectus included in an effective Registration Statement or any amendment, Prospectus Supplement or other supplement thereto relating to such Registrable Shares contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made), not misleading, and the Company will promptly prepare and file with the Commission a Post-Effective Amendment or supplement to such Registration Statement and the Base Prospectus that is a part thereof or a report under the Exchange Act that is incorporated by reference in such Registration Statement and Base Prospectus as may be required, and furnish to each Selling Shareholder, as well as any Underwriters with respect to any Underwritten Offering, any amended Base Prospectus or a supplement to the Base Prospectus necessary so that, as thereafter delivered to the purchasers of the Registrable Shares, the Prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading;

(ix)	notify the Selling Shareholder Agent, as well as any managing Underwriters with respect to an Underwritten Offering, promptly of the issuance by the Commission of any stop order suspending the effectiveness of the then effective Registration Statement under the Securities Act or of the suspension by any state securities commission or other Governmental Authority of competent jurisdiction of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other Governmental Authority of competent jurisdiction shall issue an order suspending the qualification or exemption from qualification of the Registrable Shares under state securities or “blue sky” laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(x)	promptly notify the Selling Shareholder Agent, as well as any managing Underwriters with respect to an Underwritten Offering: (A) when a supplement to a Registration Statement or the Base Prospectus or a Post-Effective Amendment is proposed to be filed and, with respect to a Post-Effective Amendment, when the same has become effective; and (B) of any request by the Commission or any other Governmental Authority for amendments or supplements to a Registration Statement or any related prospectus;

(xi)	enter into customary agreements and use its commercially reasonable efforts to take such other actions as are reasonably requested by the Selling Shareholder Agent in order to expedite or facilitate the disposition of any Registrable Shares held by a Selling Shareholder that has been identified as a selling shareholder under the then effective Registration Statement; provided, however, that the Company shall not be required to participate in any road show or other selling efforts in connection with any disposition of any Registrable Shares, including any Underwritten Offering;

(xii)	make available for inspection by the Selling Shareholders, any Underwriter participating in any disposition of such Registrable Shares, any counsel to any such Underwriter, the Designated Counsel and one independent registered public accounting firm retained by Selling Shareholders (which shall not be an independent registered public accounting firm engaged by the Company for any purpose) for the Selling Shareholders and any such Underwriter, such Records as any of them may reasonably request to enable them to conduct a customary due diligence investigation with respect to the Company and the Offering Documents relating to such disposition of Registrable Shares, and cause representatives of the Company to supply all information reasonably requested by any of them; provided, however, that: (x) Records and information obtained hereunder will be used by any of them only to conduct such due diligence investigation; and (y) if the Company determines, in good faith, that any of the Records or information to be disclosed are confidential or the disclosure of such Records or information could result in a violation of Regulation FD under the Exchange Act, the Company shall not be obligated to make such Records or information available to any such Person unless such Person executes and delivers to the Company a non-disclosure agreement containing terms substantially similar to the terms of the non-disclosure agreements that prospective senior managing underwriters of the Company’s debt securities customarily execute in connection with proposed underwritten offerings of the Company’s debt securities;

(xiii)	use its commercially reasonable efforts to obtain and deliver to each Underwriter in an Underwritten Offering a “cold comfort” letter and updates thereof from the independent public accountants who have certified the Company’s consolidated financial statements included or incorporated by reference in, and any other independent public accountants who have certified other financial statements included or incorporated by reference in, the currently effective Registration Statement, in customary form and covering such matters as are customarily covered by such “cold comfort” letters (including events subsequent to the date of such consolidated financial statements) delivered to underwriters in underwritten public offerings, which letter and each update shall be dated the dates such “cold comfort” letters and related updates are customarily dated and otherwise reasonably satisfactory to the Underwriters and to the Selling Shareholders that are offering a majority of the Registrable Shares in such Underwritten Offering;

(xiv)	use its commercially reasonable efforts to obtain and deliver to each Underwriter in an Underwritten Offering a negative assurance letter and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by negative assurance letters and legal opinions with respect to underwritten offerings by selling shareholders pursuant to resale registration statements as such Underwriter may reasonably request, which letter and opinion letter shall be dated the dates such letters and opinion letters are customarily dated and be otherwise reasonably satisfactory to the Underwriters and to the Selling Shareholders that are offering a majority of the Registrable Shares in such Underwritten Offering;

(xv)

comply with all applicable rules and regulations of the Commission and make generally available to its security holders, within the required time period, an earnings statement covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Shares (as the term

“effective date” is defined in Rule 158(c) under the Securities Act for purposes of any offering of Registrable Shares), which earnings statement will cover the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the currently effective Registration Statement and satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(xvi)	use its commercially reasonable efforts to cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any Underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and

(xvii)	use its commercially reasonable efforts to cause such Registrable Shares to be listed or quoted on the NYSE or, if other shares of Common Stock are not then listed on the NYSE, on any other securities exchange or national quotation system on which shares of Common Stock are then listed or quoted.

(c) The Company may require each Selling Shareholder to furnish, and such Selling Shareholder shall furnish, to the Company in connection with and prior to such Selling Shareholder being identified as a Selling Shareholder in connection with a Registration Statement as contemplated herein and thereafter, such information regarding such Selling Shareholder, such Selling Shareholder’s plan of distribution or other sale of Registrable Shares and such other information pertinent to the disclosure requirements relating to the registration, distribution, offer and sale of Registrable Shares as the Company may from time to time reasonably request in writing. If the Selling Shareholder has furnished any such information and the information furnished becomes inaccurate, incomplete or otherwise misleading, the Selling Shareholder agrees to promptly notify the Company that the information has become inaccurate or incomplete or that the information omits to include any statement necessary to make the information in the then current Offering Documents (in the case of any Prospectus, in the light of the circumstances in which they are made) not misleading and provide to the Company the information that is necessary to correct any such inaccurate, incomplete or misleading information, so that the other information provided is not misleading, promptly after the Selling Shareholder becomes aware of that inaccuracy or incompleteness or that the other information is misleading.

10. Registration Expenses. The Shareholder shall promptly, upon the request of the Company, reimburse the Company or pay on behalf of the Company all Registration Expenses. Each of the Shareholder and the Selling Shareholders shall be responsible for and shall pay all fees and expenses incurred by it in connection with this Agreement, the registration of the Registrable Shares pursuant to this Agreement, any distribution, offer and sale of Registrable Shares made in reliance on any Registration Statement and its obligations under this Agreement.

11. Indemnification; Contribution.

(a) In connection with any registration of Registrable Shares or any distribution, offer or sale of any Registrable Shares, including any Underwritten Offering, made in reliance on any Registration Statement or by means of any Offering Documents, the Company agrees to indemnify, defend and hold harmless, to the fullest extent permitted by Applicable

Law, each Selling Shareholder Indemnified Person from and against any and all Selling Shareholder Claims.

(b) In connection with any registration of Registrable Shares or any distribution, offer or sale of any Registrable Shares, including any Underwritten Offering, made in reliance on any Registration Statement or by means of any Offering Documents, each of the Selling Shareholders, severally but not jointly, agrees to indemnify, defend and hold harmless each and every Company Indemnified Person from and against any and all Company Claims against such Selling Shareholder; provided, however, that in no event shall the liability of any Selling Shareholder for such indemnification exceed the dollar amount by which the proceeds (net of underwriting discounts and commissions and other selling expenses) received by such Selling Shareholder from the sale of the Registrable Shares giving rise to such indemnification exceed the amount of any damages which such Selling Shareholder has otherwise actually paid in satisfaction of any judgment with respect to or the settlement of any claim against such Selling Shareholder by one or more third parties not affiliated with such Selling Shareholder in connection with the subject matter giving rise to the Company Claim against such Selling Shareholder.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Indemnified Party, such Indemnified Party will promptly notify the Indemnifying Party against whom such indemnity may be sought in writing, and the Indemnifying Party, upon request of the Indemnified Party, will retain counsel (which may also be counsel to the Indemnifying Party) as may be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in connection with any claim, action or legal proceeding that could result in a claim for indemnification by the Indemnified Party and will pay the fees and disbursements of such counsel related to such claim, action or proceeding; provided, however, that the failure or delay to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Agreement except to the extent such Indemnifying Party has been prejudiced in any material respect by such failure or delay. In any such claim, action or proceeding, any Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless: (i) the Indemnifying Party and the Indemnified Party have mutually agreed to the retention of such counsel; or (ii) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them. It is understood that the Indemnifying Party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any required local counsel) at any time for all such Indemnified Parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the Indemnified Parties, such firm of attorneys will be designated in writing by the Indemnified Parties. The Indemnifying Party will not be liable for any settlement of any claim, action or proceeding effected without its prior, express written consent, which consent may not be unreasonably withheld or delayed. No Indemnifying Party will, without the prior written consent of the Indemnified Party: (i) confess any judgment or permit any default judgment to be taken; or (ii) effect any settlement of any pending or threatened claim, action or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such claim, action or proceeding and unless such settlement does not include a statement to, or an admission of, fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(d) If an indemnification provided for in this Section 11 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Claims (other than any losses, claims, damages, liabilities, judgments, costs and expenses for which an Indemnified Party is expressly not entitled to indemnification pursuant to this Section 11), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the applicable Selling Shareholders, on the other, in connection with the statements or omissions or, in the case of the Selling Shareholders, inaccurate certifications that resulted in such Claims; provided, however, that in no event shall a Selling Shareholder be required to contribute an aggregate amount in excess of the lesser of: (A) the amount that such Selling Shareholder would have been obligated to pay under Section 11(b) if such indemnity was available to the Indemnified Party; and (B) the dollar amount by which proceeds (net of underwriting discounts and commissions and other selling expenses) received by such Selling Shareholder exceeds the amount of any damages which such Selling Shareholder has otherwise actually paid in satisfaction of any judgment with respect to or the settlement of any claim by any unaffiliated third party in connection with the subject matter giving rise to the Claims for which such contribution is sought. The relative fault of the Company and any Selling Shareholder will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Selling Shareholder, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Claims referred to above will be deemed to include, subject to the limitations set forth in Section 11(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding initiated in connection with such Claims.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 11(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 11(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) If indemnification is available under this Section 11, the Indemnifying Party will indemnify each Indemnified Party to the full extent provided in Sections 11(a) and 11(b) without regard to the relative fault of said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in Section 11(d) or 11(e).

(g) Notwithstanding anything to the contrary in this Agreement, each of the Indemnified Parties has relied on this Section 11, is an express third party beneficiary of this Section 11 and is entitled to enforce the obligations of the applicable Indemnifying Parties under this Section 11 directly against such Indemnifying Parties to the full extent thereof.

(h) In no event will any Indemnifying Party be liable for, or any Indemnified Party have any right to, any indemnification hereunder with respect to any consequential, loss of profits, special or other similar damages suffered by an Indemnified Party.

(i) The provisions of this Section 11 shall be in addition to any remedies which any party may have to any other party, whether at law or in equity, and shall survive the Expiration Date or any termination of this Agreement occurring prior to the Expiration Date.

12. Confidentiality. Each of the Shareholder, the Selling Shareholder Agent and the Selling Shareholders shall, and shall cause each of its Covered Parties to, maintain as confidential and not disclose any item of Confidential Information to any Person (including to any Broker-Dealer or any Underwriter) without the express prior written consent of the Company, unless that item of Confidential Information: (i) becomes available to the public on a widespread basis through no fault or disclosure of the Shareholder, the Selling Shareholder Agent, the Selling Shareholder or any of its Covered Parties and has been so available for at least one full Trading Day after the day on which it becomes available to the public; or (ii) is required by Applicable Law to be disclosed by the Shareholder, the Selling Shareholder Agent, a Selling Shareholder or a Covered Party of the Shareholder, the Selling Shareholder Agent or a Selling Shareholder in connection with any investigation being conducted by any Governmental Authority or any legal proceeding being conducted before any Governmental Authority pursuant to any subpoena, court order or applicable rules of procedure. In the event that the Shareholder, the Selling Shareholder Agent, a Selling Shareholder or any of the Covered Parties of the Shareholder, the Selling Shareholder Agent or any Selling Shareholder is required by any Applicable Law or pursuant to any subpoena, order or applicable rules of procedure to disclose any item of Confidential Information, the Shareholder, the Selling Shareholder Agent or the Selling Shareholder, as the case may be, will, except as prohibited by Applicable Law, promptly notify the Company of the requirement for such disclosure and reasonably cooperate with and assist the Company in seeking an appropriate protective order with respect to the Confidential Information to be so disclosed in such investigation or legal proceeding. The Shareholder, the Selling Shareholder Agent and each of the Selling Shareholders shall promptly notify their respective Covered Parties of, and require such Covered Parties to adhere to, the terms of this Section 12. At the request of the Company, each Selling Shareholder shall, and shall cause each Underwriter proposing to effect any Underwritten Offering for such Selling Shareholder that has not otherwise entered into a non-disclosure agreement pursuant to Section 9(b)(xii) to, enter into, execute and deliver to the Company a non-disclosure agreement substantially in the form of the non-disclosure agreements customarily provided to the Company by the prospective underwriters of the Company’s securities in connection with proposed underwritten public offerings of those securities by the Company in advance of the commencement of such an underwritten public offering.

13. Miscellaneous.

(a) Remedies. Each party to this Agreement, in addition to being entitled to exercise all rights granted by Applicable Law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by the written agreement of the Company and the Shareholder with the written consent of each Selling Shareholder whose rights hereunder are adversely affected by such amendment, modification or supplement, and waivers of or consents to departures from the provisions hereof may not be given unless the Company has agreed thereto in writing and, except for those instances in which this Agreement expressly contemplates that a Selling Shareholder or Selling Shareholders may deviate from a particular term of this Agreement with the consent of the Company, the Company has obtained the written consent of the Selling Shareholders who hold at least a majority in number of the Registrable Shares then outstanding.

(c) Notices. Subject to Section 4(c), all notices, requests and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier (with receipt confirmed), registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telecopier shall be effective when receipt is acknowledged in writing or by telephone, and notices sent by courier guaranteeing next day delivery shall be effective upon receipt by the addressee:

(i)	if to the Company at:

Wal-Mart Stores, Inc.

702 S.W. 8th St.

Bentonville, Arkansas 72716-8095

Attention: Gordon Y. Allison

Vice President and Corporate Division General Counsel

Telecopy: (479) 277-5991;

(ii)	if to the Shareholder at:

Walton Enterprises, LLC

P.O. Box 1860

Bentonville, Arkansas 72712

Attention: Richard D. Chapman

Telecopy: (479) 273-7477;

(iii)	if to the Selling Shareholder Agent, at the address for notice last provided to the Company by the Selling Shareholder Agent or the Selling Shareholders; and

(iv)	if the Company elects to provide to any Selling Shareholder a copy of any notice to be provided to the Shareholder or the Selling Shareholder Agent hereunder, that copy shall be provided at the address of such Selling Shareholder provided in the Selling Shareholder Designation for that Selling Shareholder or at such other address as the applicable Selling Shareholder may designate to the Company and the Selling Shareholder Agent in writing.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of the Company, the Shareholder, each Selling Shareholder Agent and each Selling Shareholder executing an Acknowledgement; provided, however, that this Agreement and the provisions of this Agreement that are for the benefit of the Selling Shareholders shall not be assignable by any Selling Shareholder to any Person and any such purported assignment (whether by operation of law or otherwise) shall be null and void.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any facsimile or electronically transmitted counterparts hereof, with signatures thereto, shall for all purposes be deemed originals of this Agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State, without regard to the conflict of laws principles thereof. Each party to, or bound by, this Agreement agrees that exclusive jurisdiction and venue as to any disputes arising out of or in connection with this Agreement or the subject matter hereof shall be in the state courts of, and the federal district courts sitting in, the State of Delaware (New Castle County). Each party to, or bound by, this Agreement acknowledges and agrees that venue is proper in each of the aforementioned courts and, to the extent permitted by Applicable Law, such party agrees not to raise, and hereby waives, any and all defenses based upon venue, inconvenience of forum or lack of personal jurisdiction that such party has or may have in any action or suit arising out of or in connection with this Agreement or the subject matter hereof to which such party is a party and that is brought in one of the aforementioned courts.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application of any such provision in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Applicable Law.

(i) Entire Agreement. This Agreement, taken together with each Acknowledgement executed and delivered by a Selling Shareholder, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement, taken together with each Acknowledgement executed and delivered by a Selling Shareholder, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WAL-MART STORES, INC.

By:	/s/ Jeffrey A. Davis
Name:	Jeffrey A. Davis
Title:	Senior Vice President-Finance & Treasurer

WALTON ENTERPRISES, LLC

By:	/s/ Richard D. Chapman
Name:	Richard D. Chapman
Title:	Vice President

Annex A

Definitions and Interpretation

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acknowledgement” means a Selling Shareholder Acknowledgement and Questionnaire in the form attached hereto as Exhibit B.

“Affiliate” has the meaning ascribed to that term in Rule l44 and Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

“Aggregate Target Distribution Days” means twenty Trading Days for any Fiscal Year, as such number of Trading Days for a Fiscal Year may be reduced as contemplated by Section 2(b).

“Applicable Law” means the applicable statutes, codes, regulations, rules, ordinances, administrative and judicial orders and common law of any and all Governmental Authorities.

“Automatic Shelf Registration Statement” means a Registration Statement that is an “Automatic Shelf Registration Statement” as defined in Rule 405 under the Securities Act.

“Base Prospectus” means, as of any date of determination, the prospectus contained in a Registration Statement as of such Registration Statement’s most recent Effective Date, including all Exchange Act Documents incorporated by reference in such prospectus as of such date of determination.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Blackout Notice” means a notice provided by the Company pursuant to the third sentence of Section 7(a).

“Blackout Period” means: (i) each period reflected as a “Blackout Period” in the Restricted Trading Calendar for the then current Fiscal Year (a copy of each of which Restricted Trading Calendars the Company shall provide to the Selling Shareholder Agent contemporaneously with such Restricted Trading Calendar first becoming available to the directors and officers of the Company); and (ii) each other period commencing on the date on which a Blackout Notice is transmitted to the Selling Shareholder Agent by the Company and ending on the date on which a Blackout Termination Notice is next transmitted to the Selling Shareholder Agent.

“Blackout Termination Notice” means a notice provided by the Company pursuant to the next to last sentence of Section 7(a).

“Broker-Dealer” means any investment banking firm, broker, dealer, agent or other Person, other than the Shareholder or a Selling Shareholder, engaging in any distribution, offer or sale of securities, whether as principal or as agent for another Person and whether or not registered as a broker or dealer in accordance with the Exchange Act.

Annex A-1

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Charity” means a charitable institution or entity designated by a Unitholder or a Holder.

“Claims” means any and all Company Claims and Shareholder Claims.

“Commission” means the United States Securities and Exchange Commission or any successor commission or agency thereto.

“Common Stock” means the common stock, $0.10 par value per share, of the Company.

“Company” has the meaning ascribed to that term in the preamble to this Agreement.

“Company Claims” means losses, claims, damages, liabilities, obligations, judgments, costs and expenses incurred, suffered or paid by one or more Company Indemnified Persons (including reasonable attorneys’ fees and disbursements) caused by, resulting from or arising from: (i) any untrue or alleged untrue statement of material fact made in an Offering Document, or any omission or alleged omission to state in an Offering Document a material fact required to be stated in, or necessary to make the statements in, such Offering Document (in the case of a prospectus that is an Offering Document, in the light of the circumstances under which they were made) not misleading if such untrue or alleged untrue statement of material fact included in, or omission or alleged omission of a material fact from, such Offering Document was included in or omitted from such Offering Document in reliance on and in conformity with information furnished to the Company in writing by or on behalf of a Selling Shareholder expressly for use in the preparation of or inclusion in such Offering Document; or (ii) the failure of any Selling Shareholder or Selling Shareholders to give to the Company a notice required by Section 5(d) to be given by such Selling Shareholder or Selling Shareholders to the Company or the inaccuracy of any statement contained in a notice given by any Selling Shareholder or Selling Shareholders to the Company pursuant to Section 5(d).

“Company Indemnified Person” means the Company, its directors, officers, employees, Affiliates, representatives, agents and advisors, and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act).

“Confidential Information” means any and all information relating to the Company, any of its subsidiaries, the business or operations of the Company or any of its subsidiaries or the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries identified by the Company to the Shareholder, the Selling Shareholder Agent and the Selling Shareholders as being confidential information.

“Covered Parties” means the respective Affiliates, directors, managers, partners, trustees, officers, employees, agents, independent accountants, advisors, shareholders, members and unitholders, as the case may be, of each of the Shareholder, the Selling Shareholder Agent, the Holders and the Selling Shareholders.

Annex A-2

“Designated Counsel” means counsel identified to the Company by the Shareholder to represent the Shareholder and the Selling Shareholders collectively in connection with the subject matter of this Agreement.

“Distribution” means each distribution, offer and sale of Registrable Shares that constitutes a distribution (as defined in Rule 100 of Regulation M) other than any offer and sale of Registrable Shares made in compliance with Rule 144 under the Securities Act (or any similar rule under the Securities Act then in force) if: (i) the Company will not be acting in concert with the Selling Shareholder proposing to make such offer and sale in connection with the acquisition or distribution of shares of Common Stock; and (ii) the Company and the Shareholder have previously agreed that such Selling Shareholder is not an affiliate (with the meaning of that term as it is used in Regulation M) of the Company and no change in the circumstances of such Selling Shareholder or of any Person that controls such Selling Shareholder that could reasonably be expected to affect such determination has occurred since such previous determination was made by the Company and the Shareholder.

“Distribution Period” means, in connection with a Distribution, the period: (i) commencing with the later of the Trading Day prior to the date of determination of the price at which Registrable Shares are to be or are being distributed in such Distribution or the date on which the applicable Selling Shareholder becomes a distribution participant (as defined in Rule 100 of Regulation M) or the applicable Selling Shareholders become distribution participants (as defined in Rule 100 of Regulation M) with respect to that Distribution; and (ii) ending with the date on which the Distribution is completed for purposes of Regulation M.

“Distribution Target Days” means five consecutive Trading Days.

“Effective Date” means: (i) as to any Registration Statement that is an Automatic Shelf Registration Statement, the date of filing of such Registration Statement or any Post-Effective Amendment thereto with the Commission; (ii) as to any Registration Statement that is not an Automatic Shelf Registration Statement, the date on which such Registration Statement or any Post-Effective Amendment thereto is declared effective by the Commission; and (iii) as to any Registration Statement, each date on which the Company files an Annual Report on Form 10-K prior to the date on which the Company withdraws the Registration Statement in accordance with this Agreement or any other date deemed to be an effective date pursuant to Rule 430B(f)(2) (or any successor rule) under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder as in effect from time to time.

“Exchange Act Documents” means each report, filing, schedule or other document filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or part thereof, incorporated by reference in a Registration Statement or in a Base Prospectus on any date of determination.

Annex A-3

“Expiration Date” means the earliest of: (i) December 31, 2017; (ii) such date prior to December 31, 2017 on which there are no Registrable Shares held by any Holder or Selling Shareholder; and (iii) such other later date to which the Company and the Shareholder may agree in writing.

“FINRA” means the Financial Industry Regulatory Authority or any successor agency or authority thereto.

“Fiscal Year” means a fiscal year of the Company commencing on February 1 of a particular calendar year and ending on January 31 of the next following calendar year.

“Free Writing Prospectus” means a “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Governmental Authority” means any federal, state, local or foreign government, any administrative department, agency, bureau, commission, court or board thereof, any other governmental authority or instrumentality, any securities regulatory authority, including FINRA, or any national securities exchange on which shares of Common Stock are listed.

“Holder” means any Person to which a Unitholder transfers any of the Shares for purposes of funding any Charity or any Charity to which such a Person transfers any of the Shares for such purposes that, in either case, beneficially owns any of the Shares as of the date of determination.

“Indemnified Person” means any Person who may seek any indemnity pursuant to Section 11(a) or 11(b).

“Indemnifying Person” means any Person from whom any indemnity may be sought pursuant to Section 11(a) or 11(b).

“Issuer Free Writing Prospectus” has the meaning ascribed to that term in Rule 405 under the Securities Act.

“Minimum Underwritten Offering Amount” means Registrable Shares with a value (based on the average closing price per share of Common Stock on the NYSE for the ten Trading Days preceding the delivery of the applicable Underwritten Offering Request) of not less than $50 million.

“NYSE” means the New York Stock Exchange or any successor organization thereto if shares of Common Stock remain listed thereon.

“offer” and “sale” have the meanings ascribed to those terms in Section 2(a) of the Securities Act as such terms are interpreted in judicial decisions and by the Commission from time to time.

“Offering Documents” means, on any date, the Registration Statement effective on that date, as amended through such date, any amendments and supplements to such Registration Statement, the Base Prospectus, each Prospectus Supplement deemed to be part of such Registration Statement pursuant to Rule 430B under the Securities Act, and any Free Writing

Annex A-4

Prospectus relating to any offering of Registrable Shares to which the most recent Prospectus Supplement deemed to be part of such Registration Statement pursuant to Rule 430B under the Securities Act relates.

“Open Trading Window” means any period that is not a Blackout Period.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, business trust, statutory trust, trust, joint-stock company, company limited by shares, unincorporated organization or association or Governmental Authority.

“Post-Effective Amendment” means a post-effective amendment to a Registration Statement.

“Prospectus” means, as of any date of determination, the Base Prospectus, as supplemented by each relevant Prospectus Supplement that is deemed under the Securities Act to be a part of the Registration Statement of which such Base Prospectus is a part.

“Prospectus Supplement” means any prospectus supplement to a Base Prospectus, including a prospectus supplement relating to a particular offer and sale of all or a portion of the Registrable Shares covered by a Registration Statement or used to identify one or more Selling Shareholders as contemplated by General Instruction II.G. to the Commission’s Form S-3, which prospectus supplement is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

“Records” means financial and other records and corporate documents of the Company.

“Registrable Shares” means, collectively: (i) the Shares to the extent the Shares are held by a Holder; and (ii) any and all securities issued or distributed by the Company in respect of any Shares (other than Shares that once were but have ceased to be Registrable Shares) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; provided, however, that: (x) any Shares beneficially owned by a Holder will cease to be Registrable Shares if such Shares have been the subject of one of the following events: (i) one or more Registration Statements covering Registrable Shares have become or have been declared effective under the Securities Act and such Registrable Shares have been disposed of pursuant to an effective Registration Statement; (ii) such Registrable Shares are disposed of in transactions effected pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (iii) such Registrable Shares shall have been otherwise transferred, new certificates for such Registrable Shares not bearing a legend restricting further transfer shall have been delivered by the Company and any other notations or instructions relating to the restrictions on the free transferability of such Registrable Shares have been removed and subsequent disposition of such Registrable Shares shall not require registration or qualification of such Registrable Shares under the Securities Act or any state securities or “blue sky” law then in force; or (iv) such Registrable Shares shall have ceased to be outstanding; and (y) any Shares beneficially owned by a Holder or a Selling Shareholder at the close of business on the Expiration Date will cease at that time to be Registrable Shares.

Annex A-5

“Registration Expenses” means any and all fees, costs and other out-of-pocket expenses reasonably incurred or paid by the Company in connection with or incidental to the preparation, drafting, negotiation, performance of its obligations respecting, administration of or compliance with this Agreement, the registration of the Registrable Shares, the maintenance, amendment, update and withdrawal of each Registration Statement and other Offering Documents and reports of the Company under the Exchange Act relating to any distribution, offer or sale of Registrable Shares pursuant to the Registration Statement, any distribution, offer or sale of Registrable Shares in reliance on a Registration Statement, the Company’s compliance with Applicable Law in connection with its obligations hereunder or any distribution, offer or sale of Registrable Shares made in reliance on a Registration Statement, including: (i) all registration and filing fees payable under the Securities Act and any applicable state securities or “blue sky” laws; (ii) all fees and expenses of complying with the Securities Act, the Exchange Act and state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with state securities or “blue sky” law qualifications, or filings respecting the distribution, offer or sale of, of the Registrable Shares); (iii) all fees for the printing of any Prospectuses or Prospectus Supplements or other Offering Documents; (iv) all costs of financial printers or others for the creating, processing and filing documents with the Commission by means of the Commission’s EDGAR system; (v) all messenger and delivery expenses; (vi) all fees, costs and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange pursuant to Section 9(b)(xvii); (vii) fees payable to FINRA; (viii) the fees and disbursements of outside counsel for the Company in connection with this Agreement, the registration of the Registrable Shares as contemplated hereunder or any distribution, offer or sale of Registrable Shares by a Selling Shareholder and of the Company’s independent public accountants, including with respect to the review of any Registration Statement, Post-Effective Amendment, supplement to any Registration Statement or Base Prospectus or Prospectus Supplement or in connection with the giving of any consent to the inclusion of its audit report on the Company’s financial statements in a Registration Statement or the giving of any comfort letter in connection with any Underwritten Offering. Notwithstanding anything in this definition to the contrary, in no event shall (i) any expenses incurred in the Company’s capacity as an Indemnifying Party or (ii) any costs directly attributable to the Company’s status as a reporting company pursuant to the Exchange Act and which the Company otherwise would bear in the absence of this Agreement constitute “Registration Expenses.”

“Registration Statement” means a registration statement of the Company under the Securities Act that registers the offer and sale of Registrable Shares pursuant to the provisions of this Agreement, as amended and supplemented from time to time, including by Post-Effective Amendments and including the Base Prospectus that is a part thereof, Prospectus Supplements made a part thereof by being filed with the Commission under Rule 424(b) under the Securities Act and all exhibits and all Exchange Act Documents.

“Regulation M” means Regulation M under the Exchange Act, as amended and in effect from time to time, or any successor rules thereto.

“Restricted Trading Calendar” means the trading calendar prepared by the Company for a Fiscal Year that sets forth the scheduled periods during which the directors, officers and certain other associates of the Company: (i) may trade in shares of Common Stock; and (ii) may not trade in shares of Common Stock.

Annex A-6

“Rule 10b5-1 Plan” means a plan, contract or instructions entered into or given by a securities holder that is intended to be of the type of plan, contract or instructions contemplated by Rule 10b5-1 under the Exchange Act.

“Scheduled Open Trading Window” means an Open Trading Window shown in a Restricted Trading Calendar.

“Scheduled Blackout Period” means a Blackout Period as shown in a Restricted Trading Calendar.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder as in effect from time to time.

“Selling Shareholder” means any Holder that is designated as a Selling Shareholder by the Shareholder in accordance with Section 4(a) and that has completed, executed and delivered to the Company an Acknowledgement.

“Selling Shareholder Agent” means the Person most recently appointed to act in such capacity in accordance with Section 4(b).

“Selling Shareholder Claims” any and all losses, claims, damages, liabilities, obligations, judgments, costs and expenses incurred, suffered or paid by any Selling Shareholder Indemnified Person (including reasonable attorneys’ fees and disbursements) caused by, resulting from or arising from any untrue or alleged untrue statement of material fact made in an Offering Document, or any omission or alleged omission to state in any Offering Document a material fact required to be stated in, or necessary to make the statements in, such Offering Document (in the case of a prospectus that is an Offering Document, in the light of the circumstances under which they were made) not misleading if such untrue or alleged untrue statement of material fact included in, or omission or alleged omission of a material fact from, such Offering Document was not included in or omitted from such Offering Document in reliance on and in conformity with information furnished to the Company in writing by or on behalf of a Selling Shareholder expressly for use in the preparation of or inclusion in such Offering Document.

“Selling Shareholder Designation” means a notice designating to the Company one or more Holders to be Selling Shareholders, which notice shall be in the form attached to the Agreement as Exhibit A.

“Selling Shareholder Indemnified Person” means each Selling Shareholder and each of its Covered Persons and each Person who controls such Selling Shareholder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), but not a Person who is a residual beneficiary of a Selling Shareholder that is a trust as to any Selling Shareholder Claims arising against such Person solely in such Person’s capacity as a residual beneficiary of such trust.

“Shareholder” has the meaning ascribed to that term in the preamble to this Agreement.

Annex A-7

“Shares” means 70,615,608 shares of Common Stock that are registered in the name of the Shareholder on the stock transfer records of the Company as of the date hereof.

“Trading Day” means a day on which trading occurs during regular trading hours on the NYSE or such other national securities exchange on which shares of Common Stock are listed for trading and which is the primary market for shares of Common Stock.

“Underwriter” means a securities dealer that purchases or proposes to purchase any Registrable Shares as a principal from a Selling Shareholder in connection with a distribution of such Registrable Shares and not as a part of such dealer’s market-making activities.

“Underwritten Offering” means an offering of Registrable Shares in which the Registrable Shares are sold by one or more Selling Shareholders to one or more Underwriters for reoffering to the public, which offering is made in reliance on a Registration Statement.

“Underwritten Offering Request” means a written notice of one or more Selling Shareholders delivered pursuant to Section 5(c) relating to an Underwritten Offering by the Selling Shareholder or Selling Shareholders and requesting the Company to be involved in or to participate in such Underwritten Offering in the manner specified in such notice.

“Unitholder” means a unitholder of the Shareholder.

“Unscheduled Blackout Period” means any Blackout Period not appearing on a Restricted Trading Calendar.

“WKSI” means a “well-known, seasoned issuer” as defined in Rule 405 under the Securities Act.

2. Interpretation. In the Agreement, this Annex A and each exhibit to the Agreement, unless otherwise expressly provided: (a) a reference to any Person includes, without prejudice to the provisions of the Agreement, any successor in interest to such Person and any permitted transferee, permitted purchaser or permitted assignee of that Person; (b) words importing the plural include the singular and words importing the singular include the plural; (c) any reference in the Agreement, this Annex A and each exhibit to the Agreement to any section, subsection, paragraph, clause, annex or exhibit refers, unless expressly noted otherwise, to such section, subsection, paragraph or clause of the Agreement or to such annex or exhibit to the Agreement; (d) a reference to any provision of any Applicable Law includes any such provision as amended, modified, supplemented, substituted, reissued, reenacted or interpreted prior to the date of the Agreement and thereafter from time to time; (e) the words “Agreement,” “this Agreement,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import refer to the Agreement as a whole and not to any particular provision of the Agreement; and (f) the words “including,” “including, without limitation,” “including, but not limited to” and, with correlative meaning, “include” mean including without limiting the generality of any description preceding that word. Each annex and exhibit to the Agreement is incorporated in, and shall be deemed to be a part of, the Agreement.

Annex A-8

Exhibit A

Form of Selling Shareholder Designation

Selling Shareholder Designation

Reference is made to the Registration Rights Agreement (the “Agreement”), dated as of December 8, 2011, by and among Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), Walton Enterprises, LLC, a Delaware limited liability company (the “Shareholder”), the Selling Shareholders and the Selling Shareholder Agent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to those terms in the Agreement.

Pursuant to Section 4(a) of the Agreement, the Shareholder hereby designates the following Holder as a Selling Shareholder:

Name of Holder being designated as as a Selling Shareholder:	[_______________________________]

Address of such Holder:	[_______________________________]
[_______________________________] [_______________________________]

Number of Registrable Shares beneficially owned by such Holder:	[_______________________________]

Contact information for such Holder:	[_______________________________] [_______________________________] [_______________________________]

Dated: , 20__.

WALTON ENTERPRISES, LLC

By:
Name:
Title:

Exhibit A-1

Exhibit B

Form of Selling Shareholder Acknowledgement and Questionnaire

Selling Shareholder Acknowledgement and Questionnaire

Reference is made to the Registration Rights Agreement (the “Agreement”), dated as of December 8, 2011, by and among Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), Walton Enterprises, LLC, a Delaware limited liability company (the “Shareholder”), the Selling Shareholders and the Selling Shareholder Agent. Capitalized terms used herein and not defined herein shall have the meanings ascribed to those terms in the Agreement.

1. The undersigned acknowledges that it has consented to be designated as, and has been designated as, a Selling Shareholder by the Shareholder under the terms of the Agreement.

2. The undersigned consents to be named as a selling shareholder of the Registrable Shares it beneficially owns in Offering Documents prepared, filed with the Commission or otherwise used in connection the registration for offer and sale of Registrable Shares and the offer for sale of any or all of the Registrable Shares.

3. For the benefit of the Company and the Company Indemnified Persons, the undersigned:

(a) consents and agrees to be bound by the terms and subject to the conditions of the Agreement to the same extent as if the undersigned was named therein as a party to the Agreement and had executed and delivered a counterpart of the Agreement;

(b) agrees to perform each and every one of the agreements and covenants set forth in the Agreement and applicable to a Selling Shareholder and to observe all of the limitations on or with respect to any and all offers and sales of Registrable Shares by a Selling Shareholder and other actions of a Selling Shareholder set forth in the Agreement;

(c) in particular, agrees to provide the indemnities to be provided to the Company Indemnified Persons on the terms and subject to the conditions set forth in Section 11 of the Agreement; and

(d) agrees to execute and deliver to the Company such other agreements, documents and instruments reasonably requested by the Company and necessary to effectuate the purposes of this Selling Shareholder Acknowledgement and Questionnaire and to cause the undersigned to be bound by the Agreement as a Selling Shareholder thereunder, including a counterpart of the Agreement or an amendment thereto that is entered into solely for the purpose of the undersigned becoming a party to the Agreement.

4. The undersigned represents and warrants to the Company that: (i) the undersigned has received and reviewed a copy of the Agreement; (ii) the undersigned has all necessary power and authority to execute and deliver this Selling Shareholder Acknowledgement and Questionnaire, to assume the obligations and liabilities of a Selling Shareholder under the

Exhibit B-1

Agreement and to perform its obligations of and observe the limitations on a Selling Shareholder set forth in the Agreement; (iii) its responses and answers to the questions set forth in this Selling Shareholder Acknowledgement and Questionnaire are true and complete; and (iv) that upon its execution and delivery of this Selling Shareholder Acknowledgement and Questionnaire, the Agreement shall be the legal and binding agreement of the undersigned, enforceable against the undersigned as a Selling Shareholder thereunder in accordance with its terms.

5. The undersigned acknowledges that certain legal consequences arise from being named as a Selling Shareholder in a Registration Statement and a Prospectus and that the undersigned has consulted its own securities law counsel regarding the consequences of being named or not named as a Selling Shareholder in a Registration Statement and a Prospectus.

6. If the undersigned is a trust (other than a statutory trust having separate legal existence), in the event the undersigned transfers all or any portion of the Registrable Shares listed in Item (3) of Paragraph 12 below to a Charity after the date on which such information is provided to the Company other than pursuant to a Registration Statement, the undersigned agrees to notify the transferee(s) at the time of the transfer of its obligations under this Selling Shareholder Acknowledgement and Questionnaire and its rights and obligations under the Agreement.

7. In accordance with the undersigned’s obligation under the Agreement to provide information for inclusion in a Registration Statement, any amendment or supplement thereto, including a Post-Effective Amendment, or in the Prospectus, a supplement to the Base Prospectus or a report of the Company to be filed with the Commission, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein or in any other information provided to the Company that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

8. By signing this Selling Shareholder Acknowledgement and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (10) in Paragraph 12 below and any information provided to the Company by the undersigned as required by the Agreement and the inclusion of such information in the Registration Statement, any amendment or supplement thereto, including any Post-Effective Amendment, or in the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation, supplementing or amendment of the Offering Documents.

9. By signing below, the undersigned agrees that the undersigned will not make any distribution, offer or sale of Registrable Shares in reliance on a Registration Statement or by using a Prospectus during any period during which such distributions, offers and sales are not permitted to be made by Selling Shareholders in accordance with the terms of the Agreement.

Exhibit B-2

10. The undersigned acknowledges and agrees that, as provided in Section 4(c) of the Agreement, any notice given by the Company to the Selling Shareholder Agent will be deemed to have been given to the undersigned at the same time.

11. The undersigned hereby appoints the Selling Shareholder Agent as designated in accordance with the terms of the Agreement and each of its successors thereto as the Selling Shareholder Agent appointed in accordance with the terms of the Agreement as the undersigned’s agent and attorney with the full power and authority to act for and in the stead of the undersigned, to do all things that the undersigned could do in the premises: (i) to give all notices on behalf of the undersigned to the Company that are required or contemplated by the Agreement to be given by a Selling Shareholder; (ii) to provide information relating to or in connection with the undersigned to the Company for the Company’s use in the discharge of the Company’s obligations under the Agreement; and (iii) to take, on behalf of the undersigned, all necessary or appropriate actions as the Selling Shareholder Agent shall reasonably determine to take, in the stead of the undersigned, in connection with the administration of the undersigned’s rights and obligations under the Agreement and the discharge of the undersigned’s obligations under the Agreement at and after such time as the undersigned shall be bound by the terms of the Agreement.

12. The undersigned hereby provides the following information to the Company and represents and warrants to the Company that such information is accurate and complete:

(1)	(a) Full Legal Name of the undersigned:

(b)	If the undersigned is not an individual, the name and business address of the chief executive officer, other senior principal manager or each trustee of the undersigned:

(c)	Full Legal Name of registered holder (if not the same as (a) above) through which Registrable Shares listed in (3) below are held:

(d)	Full Legal Name of DTC Participant (if applicable and if not the same as (c) above) through which Registrable Shares listed in (3) below are held:

(2)	Address for Notices to undersigned:

Telephone (including area code): _____________________

Fax (including area code): ___________________________

Contact Person: ___________________________________

Exhibit B-3

(3)	Beneficial Ownership of Registrable Shares:

(a)	Number of Registrable Shares beneficially owned by the undersigned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the undersigned:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Shares listed above in Item (3).

(a)	Type and Amount of Other Securities beneficially owned by the undersigned:

(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here: __________________________________________________________________________

(6)	The undersigned acquired the Registrable Shares of which it is the beneficial owner on the date(s) stated below from the Person(s) named below and in the transactions described below:

(7)	Is the undersigned a registered broker-dealer?

Yes	☐
No	☐

If “Yes”, please answer subsection (a) and subsection (b):

(a)	Did the undersigned acquire the Registrable Shares as compensation for underwriting/broker-dealer activities to the Company?

Yes	☐
No	☐

(b)	If you answered “No” to question 7(a), please explain the manner in which you acquired the Registrable Shares of which you are the beneficial owner:

Exhibit B-4

(8)	Is the undersigned an affiliate of a registered broker-dealer?

Yes	☐
No	☐

If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a)	Did the undersigned have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Shares at the same time the Registrable Shares were originally acquired by the undersigned (if yes, please explain)?

Yes	☐ Explain: __________________________________________________________________________
No	☐

(9)	Is the undersigned a Person other than an individual?

Yes	☐
No	☐

If “Yes”, please answer subsection (a):

(a)	Identify the natural person or persons that have voting or investment control over the Registrable Shares that the undersigned owns:

(10)	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute the Registrable Shares listed above in Item 13(3) pursuant to a Registration Statement only as follows (if at all): such Registrable Shares may be sold from time to time directly by the undersigned or, alternatively, in accordance with the Agreement, through underwriters, broker-dealers or agents. If the Registrable Shares are sold through underwriters or broker-dealers, the undersigned will be responsible for underwriting discounts or commissions or agent commissions. Such Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions): (i) on any national securities exchange or quotation service on which the Registrable Shares may be listed or quoted at the time of sale; (ii) in the over-the-counter market; or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

State any exceptions here:

Once this Selling Shareholder Acknowledgement and Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Shareholder Acknowledgement and Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the

Exhibit B-5

Company and its successors and assigns and the undersigned and its successors and assigns with respect to the Registrable Shares beneficially owned by the undersigned and listed in Item (3) above. This Selling Shareholder Acknowledgement and Questionnaire shall be governed in all respects by the laws of the State of Delaware. The undersigned agrees that exclusive jurisdiction and venue as to any disputes arising out of or in connection with the Agreement, this Selling Shareholder Acknowledgement and Questionnaire or the subject matter thereof or hereof shall be in the state courts of, and the federal district courts sitting in, the State of Delaware (New Castle County). The undersigned acknowledges and agrees that venue is proper in each of the aforementioned courts and, to the extent permitted by Applicable Law, the undersigned agrees not to raise, and hereby waives, any and all defenses based upon venue, inconvenience of forum or lack of personal jurisdiction that the undersigned has or may have in any action or suit arising out of or in connection with the Agreement, this Selling Shareholder Acknowledgement and Questionnaire or the subject matter thereof or hereof to which the undersigned is a party and that is brought in one of the aforementioned courts.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Shareholder Acknowledgement and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _________________________________________

Address for Notice:	Holder

[______________________________________________]	By:
[______________________________________________]	Name:
[______________________________________________]	Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING SHAREHOLDER ACKNOWLEDGEMENT AND QUESTIONNAIRE TO THE COMPANY AT:

Wal-Mart Stores, Inc.

702 S.W. 8th St.

Bentonville, AR 72716-8095

Attention: Gordon Y. Allison

Vice President and Corporate Division General Counsel

Exhibit B-6